Exhibit 10.10

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of May 23, 2018 (the "Effective Date") between SILICON VALLEY BANK, a California corporation ("Bank"), and A PLACE FOR ROVER, INC., a Delaware corporation ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank.  The parties agree as follows:

1.ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP (except for (i) non-compliance with FAS 123R in monthly reporting and (ii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments); provided that if at any time any change in GAAP would affect the computation of any covenant or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (a) such covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP, provided, further, that (x) any obligations of a Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the "ASU") shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP.  Calculations and determinations must be made following GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2.LOAN AND TERMS OF PAYMENT

2.1Promise to Pay.  Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1Revolving Advances.

(a)Availability.  Subject to the terms and conditions of this Agreement, Bank shall make Advances to Borrower not exceeding the Availability Amount.  Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b)Termination; Repayment.  The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.1.2Growth Capital Advances.

(a)Availability.  Subject to the terms and conditions of this Agreement, during the Draw Period, Borrower may request and Bank shall make growth capital advances to Borrower in an aggregate principal amount not to exceed Growth Capital Line (each a "Growth Capital Advance" and collectively, the "Growth Capital Advances").  Each Growth Capital Advance, other than the final Growth Capital Advance, shall be in an amount equal to or greater than Five Hundred Thousand Dollars ($500,000).  After repayment, no Growth Capital Advance may be reborrowed.

(b)Repayment.  The Growth Capital Advances shall be "interest only" through May 31, 2019, with interest due and payable in accordance with Section 2.3(d) hereof.  Growth Capital Advances outstanding on May 31, 2019 shall be payable in (i) thirty-six (36) consecutive equal monthly installments of principal, plus (ii) monthly payments of accrued interest (each a "Growth Capital Advance Payment"), beginning on June 23, 2019 and continuing on the twenty-third (23rd) day of each month thereafter through the Growth Capital Maturity Date.  Borrower's final Growth Capital Advance Payment, due on the Growth Capital Maturity Date, shall include all outstanding principal and accrued and unpaid interest on the Growth Capital Advances.

(c)Prepayment.

(i)Mandatory Prepayment Upon an Acceleration.  If the Growth Capital Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (a) all outstanding principal, plus accrued and unpaid interest with respect to the Growth Capital Advances, and (b) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Growth Capital Advances, including interest at the Default Rate with respect to any past due amounts.

(ii)Voluntary Prepayment.  Borrower shall have the option to prepay all, but not less than all, of the Growth Capital Advances advanced by Bank under this Agreement, provided Borrower (a) delivers written notice to Bank of its election to prepay such Growth Capital Advances at least five (5) Business Days prior to such prepayment and (b) pays, on the date of such prepayment (x) all outstanding principal, plus accrued and unpaid interest thereon and (y) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Growth Capital Advances.

2.2Intentionally Omitted.

2.3Payment of Interest on the Credit Extensions.

(a)Interest Rate.

(i)Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one half of one percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(d) below.

(ii)Growth Capital Advances.  Subject to Section 2.3(b), the principal amount outstanding for each Growth Capital Advance shall accrue interest at a floating per annum rate equal to the Prime Rate plus the Applicable Margin, which interest shall be payable monthly.

(b)Default Rate.  Upon the occurrence and during the continuance of an Event of Default, at Bank's election, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the "Default Rate").  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c)Adjustment to Interest Rate.  Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d)Payment; Interest Computation.  Interest is payable monthly on the first (1st) calendar day of each month and shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.  In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.4Fees.  Borrower shall pay to Bank:

(a)Growth Capital Line Commitment Fee.  A fully earned, non-refundable commitment fee of Ninety Thousand Dollars ($90,000), on the Effective Date;

(b)Unused Revolving Line Facility Fee.  Payable quarterly in arrears beginning on June 30, 2018, on the last day of each calendar quarter occurring thereafter prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the "Unused Revolving Line Facility Fee") in an amount equal to three-tenths of one percentage point (0.30%) per annum of the average unused portion of the Revolving Line, as determined in good faith by

Bank, computed on the basis of a year with the applicable number of days as set forth in Section 2.3(d).  The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding; and

(c)Bank Expenses.  All Bank Expenses (including reasonable attorneys' fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(d)Fees Fully Earned.  Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank's obligation to make loans and advances hereunder.  Bank may deduct amounts owing by Borrower under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c).  Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.4.

2.5Payments; Application of Payments; Debit of Accounts.

(a)All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due.  Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)Except as set forth in the following sentence, Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied.  Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)Bank may debit any of Borrower's deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due.  These debits shall not constitute a set-off.

2.6Withholding.  Payments received by Bank from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto).  Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority.  Borrower will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

3.CONDITIONS OF LOANS

3.1Conditions Precedent to Initial Credit Extension.  Bank's obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)duly executed original signatures to the Loan Documents;

(b)duly executed original signatures to the Warrant;

(c)the Operating Documents and long-form good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower's and such Subsidiaries' jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(e)certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f)the Perfection Certificate of Borrower, together with the duly executed original signature thereto;

(g)Intellectual Property search results and completed exhibits to the IP Agreement;

(h)duly executed original signatures to the IP Agreement;

(i)a copy of Borrower's Investors' Rights Agreement and any amendments thereto;

(j)evidence satisfactory to Bank that Borrower has achieved the Equity Event, which Bank confirms Borrower has achieved; and

(k)payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2Conditions Precedent to all Credit Extensions.  Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)timely receipt of an executed Payment/Advance Form;

(b)the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c)Bank determines to its satisfaction that there has not been a Material Adverse Change.

3.3Covenant to Deliver.  Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower's obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank's sole discretion.

3.4Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance or Growth Capital Advance set forth in this Agreement, to obtain an Advance or Growth Capital Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance or Growth Capital Advance.  Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.  Bank shall credit Advances and Growth Capital Advances to the Designated Deposit Account.  Bank may make Advances and Growth Capital Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances or Growth Capital Advances are necessary to meet Obligations which have become due.

3.5Postclosing Requirements.

(a)No later than ten (10) days after the Effective Date, Borrower shall deliver to Bank evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(b)No later than sixty (60) days after the Effective Date, Borrower shall deliver to Bank duly executed original signatures (i) a landlord's consent in favor of Bank for 2101 4th Avenue, 4th Floor, Seattle, Washington 98121, and (ii) the German Share Pledge Documents.

4.CREATION OF SECURITY INTEREST

4.1Grant of Security Interest.  Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (the Collateral may also be subject to Permitted Liens).

If this Agreement is terminated, Bank's Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank's obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.  In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2Priority of Security Interest.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (the Collateral may also be subject to Permitted Liens).  If Borrower shall acquire a commercial tort claim with demand for recovery of an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3Authorization to File Financing Statements.  Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

5.REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1Due Organization, Authorization; Power and Authority.  Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower's business.  In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled "Perfection Certificate".  Borrower represents and warrants to Bank that (a) Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower's organizational identification number or accurately states that Borrower has none; (d) except as may have been updated by a notification to Bank in accordance with Section 7.2, the Perfection Certificate accurately sets forth Borrower's place of business, or, if more than one, its chief executive office as well as Borrower's mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).  If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower's organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized by Borrower, and do not (i) conflict with any of Borrower's organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower's business.

5.2Collateral.  Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank's Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 6.6(b).  The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 7.2.  None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate.  Each Patent which it owns or purports to own and which is material to Borrower's business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower's business has been judged invalid or unenforceable, in whole or in part.  To the best of Borrower's knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower's business.

Except as noted on the Perfection Certificate or as notified to Bank pursuant to Section 6.8(c), Borrower is not a party to, nor is it bound by, any Restricted License.

5.3Intentionally Omitted.

5.4Litigation.  There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000).

5.5Financial Statements; Financial Condition.  Except as set forth in the Perfection Certificate, all consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations.  There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6Solvency.  The fair salable value of Borrower's consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower's liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7Regulatory Compliance.  Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business.  None of Borrower's or any of its Subsidiaries' properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.8Subsidiaries; Investments.  Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.9Tax Returns and Payments; Pension Contributions.  Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a "Permitted Lien." Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower in excess of Fifty Thousand Dollars ($50,000).  Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12Definition of "Knowledge." For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower's knowledge or awareness, to the "best of Borrower's knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6.AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1Government Compliance.

(a)Maintain its and all its Subsidiaries' legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations.  Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

(b)Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property.  Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2Financial Statements, Reports, Certificates.  Provide Bank with the following:

(a)KPI Metrics Report.  Within thirty (30) days after the last day of each month, a KPI Metrics Report which shall include new customer unique requests, new customer transactions, repeat customer transactions, retransaction rate, billings (gross and net), stay fees, customer acquisition cost, lifetime value, and average transaction size (for new and repeat customers);

(b)Monthly Financial Statements.  As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet, cash flow statement and income statement covering Borrower's consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the "Monthly Financial Statements");

(c)Monthly Compliance Certificate.  Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance

Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;

(d)Annual Operating Budget and Financial Projections.  Within forty five (45) days after the end of each fiscal year of Borrower, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the then-current fiscal year of Borrower, and (ii) annual financial projections for the then-current fiscal year (on a quarterly basis) as approved by Borrower's board of directors, together with any related business forecasts used in the preparation of such annual financial projections;

(e)Annual Audited Financial Statements.  As soon as available, but no later than one hundred eighty (180) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;

(f)Paypal and Hyperwallet Accounts.  Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank copies of statements for the PayPal Account and the Hyperwallet Account;

(g)Board Materials.  As soon as available, but no later than thirty (30) days after each quarter, copies of the minutes of each meeting of Borrower's board of directors together with copies of the board packets and/or other information provided to the board of directors in connection with each such meeting; provided that (i) any information that may be subject to attorney-client privilege (if access to such information could reasonably be expected to adversely affect the attorney-client privilege between Borrower and its counsel) or (ii) any information that could reasonably be expected to result in a conflict of interest between Bank and Borrower with respect to matters concerning this financing transaction between Bank and Borrower, in each case, may be redacted or omitted from any such materials;

(h)Other Statements.  Within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt;

(i)SEC Filings.  In the event that Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be.  Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower's website on the Internet at Borrower's website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(j)Legal Action Notice.  A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000) or more;

(k)Beneficial Ownership.  A prompt written notice of any changes to the beneficial ownership information set out in Addendum 1 the Perfection Certificate.  Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank's regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

(l)Other Financial Information.  Other financial information reasonably requested by Bank.

6.3Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its Account Debtors shall follow Borrower's customary practices as they exist at the Effective Date.  Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000).

6.4Taxes; Pensions.  Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for (i) deferred payment of any taxes contested or (ii) any taxes, assessments, deposits and contributions that do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000), in each case pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5Insurance.

(a)Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower's industry and location and as Bank may reasonably request.  Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are satisfactory to Bank.  All property policies shall have a lender's loss payable endorsement showing Bank as lender loss payee.  All liability policies shall show, or have endorsements showing, Bank as an additional insured.  Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(b)Ensure that proceeds payable under any property policy are, at Bank's option, payable to Bank on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000) with respect to any loss, but not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

(c)At Bank's request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments.  Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled.  If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

6.6Operating Accounts.

(a)Maintain all of its primary operating and other deposit accounts and securities accounts with Bank unless covered by a Control Agreement in form and substance satisfactory to Bank.  Notwithstanding the foregoing, Borrower shall be permitted to maintain (A) its account number XXXX-XXXXX-WGUC at PayPal (or any account that replaces such account with PayPal for which Borrower provides Bank with prior notice) without a Control Agreement (the "PayPal Account") and (B) an account at Hyperwallet for which Borrower has provided Bank prior written notice (the "Hyperwallet Account") so long as the aggregate amount of cash in such accounts does not exceed the lesser of (i) Thirty Million Dollars ($30,000,000) and (ii) the maximum aggregate amount of Sitter Payables, at any time.

(b)Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank's Affiliates.  For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank's Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank.  The provisions of the previous sentence shall not apply to the PayPal Account, the Hyperwallet Account and deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by Borrower as such.

6.7Financial Covenants.  If Borrower's Liquidity is less than or equal to One Hundred Million Dollars ($100,000,000) Borrower shall maintain the following financial covenants:

(a)Minimum Liquidity.  Maintain at all times but measured as of the last day of such month, Liquidity of not less than Fifteen Million Dollars ($15,000,000);

(b)Minimum Net Revenue.  As of the last day of each fiscal quarter of Borrower, quarter net Revenue, of not less than seventy-five percent (75%) of the projected quarter net Revenue listed on Borrower's board-of-directors approved projections received by Bank on May 23, 2018.  The required minimum net Revenue covenant levels for the measuring periods ending after December 31, 2018, shall be set forth in, and based on, Borrower's board-of-directors-approved projections delivered to Bank in accordance with Section 6.2(d) hereof with such minimum net Revenue covenants determined pursuant to the first sentence of this Section 6.7(b).  Notwithstanding the foregoing, such minimum net Revenue covenant levels must be approved in writing by Bank in its reasonable business judgment by February 28 of the applicable year.

6.8Protection and Registration of Intellectual Property Rights.

(a)(i) Protect, defend and maintain the validity and enforceability of its material Intellectual Property; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

(b)If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, as owner or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall promptly, and in any event in connection with the next monthly Compliance Certificate delivered to Bank pursuant to Section 6.2(c), provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property.  If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower's intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office.  Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with, if filed by Borrower, evidence of the recording of any intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.

(c)Provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any

Collateral to dispose of such Collateral in accordance with Bank's rights and remedies under this Agreement and the other Loan Documents.

6.9Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.10Access to Collateral; Books and Records.  Allow Bank, or its agents, to inspect the Collateral and audit and copy Borrower's Books.  Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary.  The foregoing inspections and audits shall be at Borrower's expense.

6.11Formation or Acquisition of Subsidiaries.  Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, Borrower shall (a) unless such new Subsidiary is a Foreign Subsidiary, cause such new Subsidiary to provide to Bank a joinder to this Agreement to cause such Subsidiary to become a co-borrower or Guarantor (as determined by Bank) hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (or if such new Subsidiary is a Foreign Subsidiary, not more than sixty five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any such Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter), in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

6.12Further Assurances.  Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's Lien in the Collateral or to effect the purposes of this Agreement.  Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law, in each case, that could reasonably be expected to have a material adverse effect on the operations of Borrower or any of its Subsidiaries.

6.13Subsidiary Assets.  At no time shall the aggregate value of assets held at (i) DogVacay, Inc. exceed Five Thousand Dollars ($5,000) or (ii) German Subsidiary exceed One Million Dollars ($1,000,000).

7.NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank's prior written consent:

7.1Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) intentionally omitted; (e) consisting of Borrower's use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States and (g) of assets having a book value not to exceed Five Hundred Thousand Dollars ($500,000).

7.2Changes in Business, Management, Control, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related or incidental thereto; (b) liquidate or dissolve; (c) (i) fail to provide notice to Bank of any Key Person(s) departing from or ceasing to be employed by Borrower within five (5) Business Days after his/ her/their departure from Borrower; or (d) permit or suffer any Change in Control.

Borrower shall not, without at least fifteen (15) days' prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Borrower's assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.  If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.

7.3Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary), except in connection with or constituting a Permitted Investment.  Notwithstanding the foregoing, a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, except for Permitted Liens, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower's or any Subsidiary's Intellectual Property, except (i) in connection with transactions permitted in Section 7.1 hereof and the definition of "Permitted Liens" herein and (ii) covenants with such restrictions in merger or acquisition agreements, provided that such covenants do not prohibit Borrower from granting a security interest in Borrower's or any Subsidiary's property in favor of Bank and provided further that the counter-parties to such covenants are not permitted to receive a security interest in Borrower's property.

7.6Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Five Hundred Thousand Dollars ($500,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), or permit any of its Subsidiaries to do so, in each case, other than Permitted Investments.

7.8Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.9Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

7.10Compliance.  Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in

Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction as defined in ERISA, or (c) comply with the Federal Labor Standards Act, the failure of any of the conditions in clauses (a) through (c) which could reasonably be expected to have a material adverse effect on Borrower's business, or violate any other law or regulation, if the violation could reasonably be expected to have a materials adverse effect on Borrower's business or permit any Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8.EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an "Event of Default") under this Agreement:

8.1Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or Growth Capital Maturity Date.  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2Covenant Default.

(a)Borrower fails or neglects to perform any obligation in Sections 3.5, 6.2, 6.4, 6.5, 6.6, 6.7, 6.8(b), 6.10, 6.11, 6.13 or violates any covenant in Section 7; or

(b)Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3Investor Abandonment.  Bank determines that there is a lack of Investor Support, or Investor Support ceases to be provided to Borrower for any reason;

8.4Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary), or (ii) a notice of lien or levy is filed against any of Borrower's assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)(i) any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

8.5Insolvency.  (a) Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or ceases to be solvent as described under Section 5.6 hereof; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6Other Agreements.  There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000);

8.7Judgments; Penalties.  One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8Misrepresentations.  Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9Subordinated Debt.  Any subordination agreement entered into in connection with any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement;

8.10Guaranty.  (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor; or (d) a material impairment in the perfection or priority of Bank's Lien in the collateral provided by Guarantor ; or

8.11Governmental Approvals.  Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term and such decision or such revocation, rescission, suspension, modification or non-renewal cause, or could reasonably be expected to cause, a Material Adverse Change.

9.BANK'S RIGHTS AND REMEDIES

9.1Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a)declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to at least one hundred ten percent (110%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank's security interest in such funds;

(e)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates.  Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.  Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

(f)apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(g)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

(h)place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(i)demand and receive possession of Borrower's Books; and

(j)exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2Power of Attorney.  Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower's insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits.  Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of Bank's security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder.  Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3Protective Payments.  If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral.  Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.4Application of Payments and Proceeds Upon Default.  If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations.  Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency.  If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5Bank's Liability for Collateral.  So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6No Waiver; Remedies Cumulative.  Bank's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Bank's rights and remedies under this Agreement and the other Loan Documents are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity.  Bank's exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank's waiver of any Event of Default is not a continuing waiver.  Bank's delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	A PLACE FOR ROVER, INC. 2101 4th Avenue, 4th Floor Seattle, WA 98121 Attn: Tracy Knox Email: tracy@rover.com Website URL: www.rover.com with a copy to (which shall not constitute notice):
WILSON SONSINI GOODRICH & ROSATI, P.C. 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104-7036 Attn: John M. Brust Fax: 206.883.2699 Email: jbrust@wsgr.com
If to Bank:	SILICON VALLEY BANK 380 Interlocken Crescent Broomfield, CO 80021 Attn: Brian Powers Email: bpowers@svb.com

11.CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower's actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 11 shall survive the termination of this Agreement.

12.GENERAL PROVISIONS

12.1Termination Prior to Maturity; Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied.  So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Growth Capital Maturity Date or Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank.  Those obligations that are expressly specified in this Agreement as surviving this Agreement's termination shall continue to survive notwithstanding this Agreement's termination.

12.2Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Bank's prior written consent (which may be granted or withheld in Bank's discretion).  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).

12.3Indemnification.  Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an "Indemnified Person") harmless against: (i) all obligations, demands, claims, and liabilities (collectively, "Claims") claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person's gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.5Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6Correction of Loan Documents.  Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Bank provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction.  In the event of such objection, such correction shall not be made except by an amendment signed by both Bank and Borrower.

12.7Amendments in Writing; Waiver; Integration.  No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought.  Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document.  Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.  The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9Confidentiality.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank's Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, "Bank Entities"); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee's or purchaser's agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank's regulators or as otherwise required in connection with Bank's examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein.  Confidential information does not include information that is either: (i) in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower.  The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.10Attorneys' Fees, Costs and Expenses.  In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11Electronic Execution of Documents.  The words "execution," "signed," "signature" and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm's-length contract.

12.15Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13.DEFINITIONS

13.1Definitions.  As used in the Loan Documents, the word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative.  As used in this Agreement, the following capitalized terms have the following meanings:

"Account" is any "account" as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

"Account Debtor" is any "account debtor" as defined in the Code with such additions to such term as may hereafter be made.

"Advance" or "Advances" means a revolving credit loan (or revolving credit loans) under the Revolving Line.

"Affiliate" is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

"Agreement" is defined in the preamble hereof.

"Applicable Margin" is one percentage point (1.00%); provided, however, if Borrower requests and Bank makes a Growth Capital Advance of no less than Five Million Dollars

($5,000,000) on the Effective Date, the Applicable Margin shall automatically, with no further action required by the parties hereto be reduced to one half of one percentage point (0.50%).

"Authorized Signer" is any individual listed in Borrower's Borrowing Resolution who is authorized to execute the Loan Documents, including any Growth Capital Advance or Advance request, on behalf of Borrower.

"Availability Amount" is (a) the Revolving Line minus (b) the outstanding principal balance of any Advances.

"Bank" is defined in the preamble hereof.

"Bank Entities" is defined in Section 12.9.

"Bank Expenses" are all audit fees and expenses, costs, and expenses (including reasonable attorneys' fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

"Bank Services" are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank's various agreements related thereto (each, a "Bank Services Agreement").

"Borrower" is defined in the preamble hereof.

"Borrower's Books" are all Borrower's books and records including ledgers, federal and state tax returns, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

"Borrowing Resolutions" are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit D.

"Business Day" is any day that is not a Saturday, Sunday or a day on which Bank is closed.

"Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; and (c) Bank's certificates of deposit issued maturing no more than one (1) year after issue.

"Change in Control" means (a) at any time, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of forty-nine percent (49%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower's equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding capital stock of each subsidiary (other than directors' qualifying shares or other similar shares as required by applicable law) of Borrower free and clear of all Liens (except Liens created by this Agreement).

"Claims" is defined in Section 12.3.

"Code" is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank's Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

"Collateral" is any and all properties, rights and assets of Borrower described on Exhibit A.

"Collateral Account" is any Deposit Account, Securities Account, or Commodity Account.

"Commodity Account" is any "commodity account" as defined in the Code with such additions to such term as may hereafter be made.

"Compliance Certificate" is that certain certificate in the form attached hereto as Exhibit B.

"Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

"Control Agreement" is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

"Copyrights" are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

"Credit Extension" is any Advance, Growth Capital Advance or any other extension of credit by Bank for Borrower's benefit.

"Default Rate" is defined in Section 2.3(b).

"Deposit Account" is any "deposit account" as defined in the Code with such additions to such term as may hereafter be made.

"Designated Deposit Account" is the multicurrency account denominated in Dollars, account number XXX-XXX-1561, maintained by Borrower with Bank.

"Dollars," "dollars" or use of the sign "$" means only lawful money of the United States and not any other currency, regardless of whether that currency uses the "$" sign to denote its currency or may be readily converted into lawful money of the United States.

"Dollar Equivalent" is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

"Draw Period" is the period of time from the Effective Date through May 23, 2019.  "Effective Date" is defined in the preamble hereof.

"Equipment" is all "equipment" as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

"Equity Event" means Borrower's delivery to Bank of evidence, in form and substance satisfactory to Bank in its good faith discretion, that Borrower has received gross cash proceeds in an aggregate amount not less than One Hundred Million Dollars ($100,000,000) from the sale of Borrower's equity securities to investors.

"ERISA" is the Employee Retirement Income Security Act of 1974, and its regulations.

"Event of Default" is defined in Section 8.

"Exchange Act" is the Securities Exchange Act of 1934, as amended.

"Foreign Currency" means lawful money of a country other than the United States.

"Foreign Subsidiary" means any Subsidiary which is not organized under the laws of the United States or any state or territory thereof or the District of Columbia.

"Funding Date" is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

"GAAP" is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"General Intangibles" is all "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

"German Pledge Documents" means that certain German Share Pledge Agreement together with any and all other documents required by Bank in connection with the foregoing, all in form and substance acceptable to Bank.

"German Subsidiary" means ROVER EUROPE GmbH a wholly owned Subsidiary of Borrower organized under the laws of Germany.

"Governmental Approval" is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

"Governmental Authority" is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

"Growth Capital Advance" or "Growth Capital Advances" is defined in Section 2.1.2(a).

"Growth Capital Advance Payment" is defined in Section 2.1.2(b).

"Growth Capital Line" is a Growth Capital Advance or Growth Capital Advances in an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000).

"Growth Capital Maturity Date" is May 23, 2022.

"Guarantor" is any Person providing a Guaranty in favor of Bank.

"Guaranty" is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

"Hyperwallet Account" is defined in Section 6.6(a).

"Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations with respect to Indebtedness described in clauses (a) through (c) of this definition.

"Indemnified Person" is defined in Section 12.3.

"Initial Audit" is Bank's inspection of Borrower's Accounts, the Collateral, and Borrower's Books with results satisfactory to Bank in its sole and absolute discretion.

"Insolvency Proceeding" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

"Investor Support" means it is the clear intention of Borrower's investors to continue to fund Borrower in the amounts and timeframe necessary to enable Borrower to satisfy the Obligations as they become due and payable.

"Intellectual Property" means, with respect to any Person, all of such Person's right, title, and interest in and to the following:

(a)its Copyrights, Trademarks and Patents;

(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)any and all source code;

(d)any and all design rights which may be available to such Person;

(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

"Inventory" is all "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

"Investment" is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

"IP Agreement" is that certain Intellectual Property Security Agreement between Borrower and Bank dated as of the Effective Date, as may be amended, modified or restated from time to time.

"Key Person" is each of Borrower's (a) President, who is Aaron Easterly as of the Effective Date and (b) Chief Financial Officer, who is Tracy Knox as of the Effective Date.

"Letter of Credit" is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

"Lien" is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

"Liquidity" is, at any time, the sum of (a) the aggregate amount of unrestricted cash held at such time by Borrower in accounts at Bank and in Deposit Accounts subject to Control Agreements in favor of Bank, plus (b) the Availability Amount, plus (c) the aggregate principal amount remaining to be drawn under the Growth Capital Line, minus (d) Net Sitter Payables.

"Loan Documents" are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the IP Agreement, the German Pledge Documents, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

"Material Adverse Change" is (a) a material impairment in the perfection or priority of Bank's Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

"Monthly Financial Statements" is defined in Section 6.2(b).

"Net Sifter Payables" means (i) the amount of unrestricted cash held in the Paypal Account and/or the Hyperwallet Account minus (ii) the amount of Sitter Payables.

"Obligations" are Borrower's obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Unused Revolving Line Facility Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower's duties under the Loan Documents (other than the Warrant).

"Operating Documents" are, for any Person, such Person's formation documents, as certified by the Secretary of State (or equivalent agency) of such Person's jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

"Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

"Payment/Advance Form" is that certain form attached hereto as Exhibit C.

"PayPal Account" is defined in Section 6.6(a).

"Perfection Certificate" is defined in Section 5.1.

"Permitted Indebtedness" is:

(a)Borrower's Indebtedness to Bank, including under this Agreement, the other Loan Documents or arising with respect to any corporate credit cards;

(b)Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)Subordinated Debt;

(d)unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of "Permitted Liens" hereunder;

(g)other unsecured Indebtedness in an aggregate principal amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time; and

(h)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

"Permitted Investments" are:

(a)Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b)Investments consisting of Cash Equivalents;

(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)Investments consisting of deposit accounts in which Bank has a perfected security interest;

(e)Investments accepted in connection with Transfers permitted by Section 7.1;

(f)Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment;

(g)Investments by Borrower in Subsidiaries, not to exceed (i) Six Million Dollars ($6,000,000) during the 2018 fiscal year, (ii) Nine Million Dollars ($9,000,000) during the 2019 fiscal year, (iii) Twelve Million Dollars ($12,000,000) during the 2020 fiscal year, (iv) Twelve Million Dollars ($12,000,000) during the 2021 fiscal year, and (v) Seven Million Dollars ($7,000,000) during the 2022 fiscal year;

(h)Investments (i) by Subsidiaries in other Subsidiaries, (ii) by Subsidiaries in Borrower or any Guarantor or (iii) between or among Borrowers and Guarantors;

(i)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

(j)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(k)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (j) shall not apply to Investments of Borrower in any Subsidiary; and

(l)other Investments in an amount not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year.

"Permitted Liens" are:

(a)Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)Liens to secure payment of workers' compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)leases or subleases of real property granted in the ordinary course of Borrower's business (or, if referring to another Person, in the ordinary course of such Person's business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower's business (or, if referring to another Person, in the ordinary course of such Person's business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(h)non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States;

(i)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j)Liens in favor of other financial institutions arising in connection with Borrower's deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts;

(k)Deposits to secure the performance of bids, tenders, trade contracts, leases, government contracts, statutory obligations, surety, stay, customs and appeal bonds, performance and return money bonds, other security indebtedness and other obligations of a like nature incurred in the ordinary course of business; and

(l)Liens securing Subordinated Debt so long as such Lien is subordinated to Bank's Lien pursuant to a subordination agreement in form and substance satisfactory to Bank.

"Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

"Prime Rate" is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the "prime rate" then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the "Prime Rate" shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

"Registered Organization" is any "registered organization" as defined in the Code with such additions to such term as may hereafter be made.

"Requirement of Law" is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer" is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

"Restricted License" is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank's right to sell any Collateral.

"Revenue" means revenue determined in accordance with GAAP.

"Revolving Line" is an aggregate principal amount equal to Fifteen Million Dollars ($15,000,000).

"Revolving Line Maturity Date" May 23, 2020.

"SEC" shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

"Securities Account" is any "securities account" as defined in the Code with such additions to such term as may hereafter be made.

"Sitter Payables" are actual amounts owing by Borrower for sitter services performed in the ordinary course of Borrower's business.

"Subordinated Debt" is indebtedness incurred by Borrower subordinated to all of Borrower's now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

"Subsidiary" is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

"Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

"Transfer" is defined in Section 7.1.

"Unused Revolving Line Facility Fee" is defined in Section 2.4(b).

"Warrant" means (i) that certain Warrant to Purchase Common Stock dated as of the Effective Date and (ii) that certain Warrant to Purchase Common Stock dated as of January 29, 2016.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

A PLACE FOR ROVER, IN

By	/s/ John Lapham

Name:	John Lapham

Title:	SVP, Chief Legal Officer

BANK:

SILICON VALLEY BANK

By	/s/ Soren Peterson

Name:	Soren Peterson

Title:	Vice President

[Signature Page to Loan and Security Agreement]

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower's right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower's Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, (ii) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); or (iii) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:SILICON VALLEY BANK	Date:
FROM: A PLACE FOR ROVER, INC.

The undersigned authorized officer of A PLACE FOR ROVER, INC. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"):

(1) Borrower is in complete compliance for the period ending ________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except, in each case, as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes (ii) non-compliance with FAS 123R in monthly reporting and (iii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenants	Required	Complies

Monthly Financial Statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
Annual operating budget and financial projections	Annually within 45 days of FYE	Yes No
KPI Metrics Report	Monthly within 30 days	Yes No
Paypal/Hyperwallet Account	Monthly within 30 days	Yes No
Board materials	Quarterly within 30 days	Yes No

Financial Covenants*	Required	Actual	Complies

Minimum Liquidity	$15,000,000	$	Yes No
Minimum Net Revenue	See Schedule 1	See Schedule 1	Yes No

*provided, however, the financial covenants shall be tested when and only when Borrower's Liquidity is less than One Hundred Million Dollars ($100,000,000).

Other Matters

Have there been any material changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions to note.")

A PLACE FOR ROVER, INC.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:
Verified:
AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

The financial covenants shall be tested when and only when Borrower's Liquidity is less than One Hundred Million Dollars ($100,000,000):

I.Minimum Liquidity (Section 6.7(a))

Required: $15,000,000

Actual:

A. Unrestricted and unencumbered cash and Cash Equivalents at Bank	$
B. Availability Amount	$
C. Aggregate principal amount of available and undrawn Growth Capital Advances	$
D. Net Sitter Payables	$
E. Liquidity (line A plus line B plus line C minus line D)	$

Is line E equal to or greater than $15,000,000?

_______ No, not in compliance	_______ Yes, in compliance

II.Minimum Net Revenue (Section 6.7(b))

Required:Not less than seventy-five percent (75%) of the projected quarterly net Revenue listed on Borrower's board-of-directors-approved projections received by Bank on May 23, 2018.

Actual: $

A.Borrower's net Revenue measured on a trailing three (3) month basis$_____

Is line A equal to or greater than seventy-five percent (75%) of the projected quarter net Revenue listed on Borrower's board-of-directors-approved projections received by Bank on May 23, 2018?

_______ No, not in compliance	_______ Yes, in compliance

EXHIBIT C – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME

Fax To:	Date:___________

LOAN PAYMENT:
A PLACE FOR ROVER, INC.

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)

Principal $		And/or Interest $

Authorized Signature:		Phone Number:
Print Name/Title:

LOAN ADVANCE:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
From Account #	To Account #
(Loan Account #)		(Deposit Account #)
Amount of Advance/Growth Capital Advance $________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for a Growth Capital Advance or Advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST: Complete only if all or a portion of funds from the loan advance above is to be wired. Deadline for same day processing is noon, Pacific Time
Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone:	Telephone #:

CORPORATE BORROWING CERTIFICATE

BORROWER: A PLACE FOR ROVER, INC. BANK: SILICON VALLEY BANK	DATE: May 23, 2018

I hereby certify as follows, as of the date set forth above:

1.	I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.
2.	Borrower's exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3.

Attached hereto are true, correct and complete copies of Borrower's Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above.  Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.

The following resolutions were duly and validly adopted by Borrower's Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
John Lapham	SVP, Chief Legal Officer	/s/ John Lapham	☒
☐
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Bank.
Execute Loan Documents.  Execute any loan documents Bank requires.
Grant Security.  Grant Bank a security interest in any of Borrower's assets.
Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Apply for Letters of Credit.  Apply for letters of credit from Bank.
Enter Derivative Transactions.  Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.
Issue Warrants.  Issue warrants for Borrower's capital stock.
Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower's right to a jury trial) they believe to be necessary to effect these resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

A PLACE FOR ROVER, INC.

By:	/s/ John Lapham

Name:	John Lapham

Title:	SVP, Chief Legal Officer

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the _______CFO_____________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:	/s/ Tracy L Knox

Name:	Tracy L Knox

Title:	CFO

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of August 10, 2018, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and A PLACE FOR ROVER, INC., a Delaware corporation (“Borrower”).

RECITALS

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 23, 2018, (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) add a sublimit for letters of credit under the Revolving Line and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.3 (Letters of Credit Sublimit).  New Section 2.1.3 hereby is added to the Loan Agreement to read as follows:

2.1.3Letters of Credit Sublimit.

(a)As part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account.  The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit

(including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Ten Million Dollars ($10,000,000).

(b)If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to at least one hundred five percent (105.0%) for Letters of Credit denominated in Dollars or at least one hundred ten percent (110.0%) for Letters of Credit denominated in a Foreign Currency, in each case of the aggregate Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.  All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”).  Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.  Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(c)The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(d)Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency.  If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

(e)To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to a percentage (which percentage shall be determined by Bank in its sole discretion) of the face amount of such Letter of Credit.  The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate.  The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.”

2.2Section 2.4 (Fees).  The second sentence of Section 2.4(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding plus the sum of the aggregate amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve);”

2.3Section 2.4 (Fees).  Section 2.4 of the Loan Agreement is hereby amended by (i) amending and restating Section 2.4(c) in its entirety to read as follows, (ii) amending and restating Section 2.4(d) in its entirety to read as follows and (iii) inserting new Section 2.4(e) to read in its entirety as follows:

(c)Letter of Credit Fee.  Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank; and

(d)Bank Expenses.  All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(e)Fees Fully Earned.  Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder.  Bank may deduct amounts owing by Borrower under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c).  Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.4.

2.4Section 13.1 (Definitions).  The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, as follows:

“Availability Amount” is (a) the Revolving Line minus (b) the outstanding principal balance of any Advances minus (c) the aggregate Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”) and shall include, without limitation, any Letters of Credit pursuant to Section 2.1.3.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.3.

“Letter of Credit Application” is defined in Section 2.1.3(b).

“Letter of Credit Reserve” is defined in Section 2.1.3(e).

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The certificate of incorporation and the bylaws of Borrower delivered to Bank on the Effective Date (the “Organizational Documents”) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the Organizational Documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed in any material respect, as of the date hereof.

6.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of (i) this Amendment by each party hereto and (ii) a landlord’s consent in favor of Bank for Borrower’s leased locations at 720 Olive Way, Suites 1500, 1600, 1700, 1800, 1900, and 2000, Seattle, Washington 98101, by the landlord thereof, together with the duly executed original signatures thereto, and (b) Borrower’s payment of all Bank Expenses incurred and unpaid through the date hereof, each of which may be debited from any of Borrower’s accounts at Bank.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		A PLACE FOR ROVER, INC.

By:	/s/ Soren Peterson	By:	/s/ Tracy L Knox

Name:	Soren Peterson	Name:	Tracy L Knox

Title:	Vice President	Title:	CFO

[Signature Page to First Amendment to Loan and Security Agreement]

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of August 5, 2019, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and A PLACE FOR ROVER, INC., a Delaware corporation (“Borrower”).

RECITALS

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 23, 2018, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 21, 2018, (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) permit Borrower to incur additional indebtedness, (ii) extend the maturity dates for the Revolving Line and the Growth Capital Advances, (iii) extend the Draw Period for the Growth Capital Advances, (iv) amend the financial covenants, and (v) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.2 (Growth Capital Advances). Section 2.1.2(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b)Repayment. The Growth Capital Advances shall be “interest only” through May 31, 2020, with interest due and payable in accordance with Section 2.3(d) hereof. Growth Capital Advances outstanding on May 31, 2020 shall be payable in (i) thirty-six (36) consecutive equal monthly installments of principal, plus (ii) monthly payments of accrued interest (each a “Growth Capital Advance Payment”), beginning on June 23, 2020 and continuing on the twenty-third (23rd) day of each month thereafter through the Growth Capital Maturity Date. Borrower’s final Growth Capital Advance Payment, due on the Growth Capital Maturity Date, shall include all outstanding principal and accrued and unpaid interest on the Growth Capital Advances.”

2.2Section 2.1.2 (Growth Capital Advances). Section 2.1.2(c)(i) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

”(b)Mandatory Prepayment Upon an Acceleration. If the Growth Capital Advances are accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (a) all outstanding principal, plus accrued and unpaid interest with respect to the Growth Capital Advances, and (b) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Growth Capital Advances, including interest at the Default Rate with respect to any past due amounts.”

2.3Section 2.4 (Fees). Section 2.4(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)Revolving Line Extension Fee. A non-refundable extension fee of Twenty-Two Thousand Five Hundred Dollars ($22,500) (the “Revolving Line Extension Fee”), which is fully earned as of the Second Amendment Effective Date, but due and payable on May 22, 2020; provided however, if this Agreement or the Revolving Line are terminated for any reason on or prior to May 22, 2020, in addition to the payment of any other amounts then-owing under the Revolving Line, the Revolving Line Extension Fee shall also be immediately due and payable at such time;”

2.4Section 3.2 (Conditions Precedent to all Credit Extensions). Section 3.2(c) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(c)Bank determines to its satisfaction that there has not been any material impairment in the business, operations, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.”

2.5Section 5.4 (Litigation). Section 5.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“5.4Litigation. Except as set forth in the Perfection Certificate delivered on or prior to the Second Amendment Effective Date, there are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in

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writing by or against Borrower or any of its Subsidiaries reasonably expected to result in (i) liability involving more than Five Hundred Thousand Dollars ($500,000) in any individual action/proceeding or (ii) uninsured liability involving more than One Million Dollars ($1,000,000) in the aggregate in all such other actions/proceedings.”

2.6Section 5.9 (Tax Returns and Payments; Pension Contributions). Section 5.9 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“5.9Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower in excess of One Hundred Thousand Dollars ($100,000). Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.”

2.7Section 6.2 (Financial Statements, Reports, Certificates). Sections 6.2(f), 6.2(j), and 6.2(k) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(f)Payment Processing Accounts. Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank copies of statements for the Payment Processing Accounts;

(j)Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, (i) Five Hundred Thousand Dollars ($500,000) in any single action or

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(ii) One Million Dollars ($1,000,000) in the aggregate of uninsured liability/costs in connection with all other pending and/or threatened actions;

(k)Beneficial Ownership. In connection with the delivery of each Compliance Certificate delivered pursuant to Section 6.2(c), a prompt written notice of any changes to the beneficial ownership information set out in Addendum 1 to the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and”

2.8Section 6.3 (Inventory; Returns). Section 6.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.3Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims related to Inventory that involve more than Five Hundred Thousand Dollars ($500,000).”

2.9Section 6.4 (Taxes; Pensions). Section 6.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.4Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for (i) deferred payment of any taxes contested or (ii) any taxes, assessments, deposits and contributions that do not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000), in each case pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.”

2.10Section 6.5 (Insurance). Sections 6.5(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b)Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000) with respect to any loss, but not exceeding One Million Dollars ($1,000,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property;

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provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.”

2.11Section 6.6 (Operating Accounts). Section 6.6 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)Maintain all of Borrower’s primary operating, depository and securities/investment accounts with Bank and Bank’s Affiliates which accounts shall represent (i) at all times when there are no outstanding Advances or Growth Capital Advances hereunder and no outstanding Term Loan Advances under the Mezzanine Loan Agreement, at least thirty percent (30%) of the dollar value of Borrower’s and its Subsidiaries’ accounts at all financial institutions (excluding cash ear-marked for Borrower’s and its Subsidiaries’ Sitter Payables), and (ii) at all times when there are either (x) any outstanding Term Loan Advances (as such term is defined in the Mezzanine Loan Agreement) owing from Borrower to the Lenders under the Mezzanine Loan Agreement or (y) any outstanding Advances or Growth Capital Advances owing from Borrower to Bank hereunder, at least fifty-one percent (51%) of the dollar value of Borrower’s and its Subsidiaries’ accounts at all financial institutions (excluding cash ear-marked for Borrower’s and its Subsidiaries Sitter Payables). In addition, any disbursements, transfers, distributions or other movements of cash out of the Borrower’s account no. XXXXXX9670 at U.S. Bank National Association must flow through Borrower’s accounts at Bank. Borrower shall be permitted to maintain its accounts with payment processors that service Borrower’s marketplace platform, such as PayPal and Stripe (the “Payment Processing Accounts”), so long as Borrower has provided Bank prior written notice of such account(s) and the aggregate amount of cash in such accounts does not exceed the lesser of (i) Fifty Million Dollars ($50,000,000), and (ii) the maximum aggregate amount of Sitter Payables, at any time.

(b)Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. In addition, for each Collateral Account that Borrower at any time opens or maintains (other than accounts at Bank), Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any such Collateral Account is opened or maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to Payment Processing Accounts, and deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

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2.12Section 6.7 (Financial Covenants). Section 6.7(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b)Minimum Net Revenue. For each month through December of any applicable year, Borrower shall achieve net Revenue (measured on a trailing three (3) month basis) at an amount not less than Applicable Percentage (as defined bellow) of Borrower’s Applicable Plan (as defined below). The “Applicable Percentage” shall be as follows: (i) with respect to measuring periods through December 31, 2019, the Applicable Percentage shall be 80%, and (ii) with respect to measuring periods after January 1, 2020, the Applicable Percentage shall be determined by Bank in its good faith business judgment prior to February 28th of the applicable year, provided that the Applicable Percentage shall not exceed a level that requires Borrower to achieve greater than twelve percent (12%) in year-over-year Revenue growth to comply with the net Revenue covenant. The “Applicable Plan” shall mean (i) with respect to measuring periods through December 31, 2019, Borrower’s board-approved plan previously submitted to and approved by Bank and (ii) with respect to measuring periods after January 1, 2020, Borrower’s board-of-directors-approved projections (as delivered to Bank in accordance with Section 6.2(d) and as approved in writing by Bank in its reasonable and good faith business judgment).”

2.13Section 6.11 (Formation or Acquisition of Subsidiaries). Section 6.11 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.11 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower shall (a) unless such new Subsidiary is a Foreign Subsidiary, cause such new Subsidiary to provide to Bank a joinder to this Agreement to cause such Subsidiary to become a co-borrower or Guarantor (as determined by Bank) hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (or if such new Subsidiary is a Foreign Subsidiary, not more than sixty five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any such Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter), in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation reasonably requested by Bank in connection therewith, in form and substance reasonably satisfactory to Bank. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.”

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2.14Section 6.13 (Subsidiary Assets). Section 6.13 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.13Subsidiary Assets. At no time shall the aggregate value of assets held at (i) DogVacay, Inc. exceed Five Thousand Dollars ($5,000), (ii) the German Subsidiary exceed One Million Dollars ($1,000,000), and (iii) the UK Subsidiary (and its Subsidiaries and Affiliates) exceed Four Million Dollars ($4,000,000).”

2.15Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.1Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) intentionally omitted; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States and (g) of assets having a book value not to exceed One Million Dollars ($1,000,000).”

2.16Section 7.2 (Changes in Business, Management, Control, or Business Locations).  Section 7.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.2 (Changes in Business, Management, Control, or Business Locations). (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related or incidental thereto; (b) liquidate or dissolve; (c) (i) fail to provide notice to Bank of any Key Person(s) departing from or ceasing to be employed by Borrower within five (5) Business Days after his/ her/their departure from Borrower; or (d) permit or suffer any Change in Control.

Borrower shall not, without at least fifteen (15) days’ prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Thousand Dollars ($200,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Thousand Dollars ($200,000) to a bailee or landlord at a location other than to a bailee or landlord and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred

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Thousand Dollars ($200,000) to a bailee or landlord, and Bank and such bailee or landlord are not already parties to a bailee or landlord agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee or landlord shall execute and deliver a bailee or landlord agreement in form and substance satisfactory to Bank.”

2.17Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement hereby is and restated in its entirety to read as follows:

“7.3Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division), except in connection with or constituting a Permitted Investment. Notwithstanding the foregoing, a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

2.18Section 7.7 (Distributions; Investments). Section 7.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.7Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed One Million Dollars ($1,000,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), or permit any of its Subsidiaries to do so, in each case, other than Permitted Investments.”

2.19Section 8.6 (Other Agreements). Section 8.6 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“8.6Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any

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Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000);”

2.20Section 8.7 (Judgments; Penalties). Section 8.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“8.7Judgments; Penalties. One or more fines, penalties, or final judgments, orders or decrees for the payment of money in an amount, of at least One Million Dollars ($1,000,000) individually or Two Million Dollars ($2,000,000) in the aggregate (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);”

2.21Section 8 (Events of Default). New Section 8.12 hereby is added to the Loan Agreement as follows:

“8.12 Mezzanine Loan Documents. An Event of Default (as defined in the Mezzanine Loan Documents) occurs and is continuing under any of the Mezzanine Loan Documents.”

2.22Section 12.2 (Successors and Assigns). Section 12.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof); provided, however, (i) so long as no Event of Default has occurred hereunder, Bank shall not sell, transfer, assign or grant participations in its interest in any of the Loan Documents to a direct competitor of Borrower (as determined by Bank in its good faith business judgment) or to a vulture debt fund, (ii) if Bank sells, transfers assigns or grants a participation in all or any part of this Agreement or the other Loan Documents to a Person that is not a banking or financial institution (as determined by Bank in its good faith business judgment), Bank shall, prior to the granting of any such sale, transfer assignment or participation, obtain the prior written consent of Borrower (which consent shall not be unreasonably withheld) and (iii) so long as no Event of

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Default has occurred and is continuing, any partial sales, transfers or assignments or participations granted by Bank of any Advances or Growth Capital Advances and any commitments to make such advances hereunder shall be in minimum increments of Five Million Dollars ($5,000,000).”

2.23Section 12.9 (Confidentiality). Section 12.9 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“12.9 Confidentiality. Bank agrees to maintain the confidentiality of Information (as defined below), except information may be disclosed, (a) to Bank’s subsidiaries, Affiliates, employees, directors, agents, attorneys, potential investors, investors, accountants and other professional advisors (collectively, “Representatives” and, together with Bank, collectively, “Bank Entities”) provided that such Bank Entities shall agree to be bound by the confidentiality provisions no less restrictive than those set forth in this Section 12.9; (b) to prospective transferees, assignees, credit providers or purchasers permitted under this Agreement of any of Bank’s interest under or in connection with this Agreement and their Representatives (provided, however, Bank shall use its best efforts to obtain any such prospective transferee’s, assignee’s, creditor provider’s, purchaser’s or their Representatives’ agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators as required by law or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. The term “Information” means all information received from Borrower regarding Borrower or its business, in each case other than information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.”

2.24Section 12 (General Provisions). New Section 12.16 hereby is added to the Loan Agreement to read in its entirety as follows:

“12.16 Right of Setoff. Borrower hereby grants to Bank, a Lien, security interest, and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank

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or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any Obligation of Borrower then due regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED, TO THE EXTENT PERMITTED BY APPLICABLE LAW.”

2.25Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, as follows:

“Credit Extension” is any Advance, Growth Capital Advance or any other extension of credit by Bank under or in connection with this Agreement or the Loan Documents, for Borrower’s benefit.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Draw Period” is the period of time from the Effective Date through May 23, 2020.

“Growth Capital Maturity Date” is May 23, 2023.

“Lender Intercreditor Agreement” is, collectively, any and all intercreditor agreements, master arrangement agreements or similar agreements by and between WestRiver and Bank, as each may be amended from time to time in accordance with the provisions thereof.

“Mezzanine Loan Agreement” means that certain Mezzanine Loan and Security Agreement by and among Borrower, Bank as Agent, Bank as a Lender (as defined therein) and WestRiver as a Lender (as defmed therein) dated as of the Second Amendment Effective Date.

“Mezzanine Loan Documents” means all of the “Loan Documents” (as such term is defmed in the Mezzanine Loan Agreement).

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“Net Sifter Payables” means (i) the amount of unrestricted cash held in the Payment Processing Accounts minus (ii) the amount of Sitter Payables.

“Revolving Line Maturity Date” is May 23, 2021.

“Second Amendment Effective Date” is August 5, 2019.

“UK Subsidiary” means Barking Dog Ventures, Ltd. a wholly owned Subsidiary of Borrower organized under the laws of the United Kingdom of England, Scotland, Whales and Northern Ireland.

“WestRiver” is WESTRIVER INNOVATION LENDING FUND VIII, L.P., a Delaware limited partnership.

2.26Section 13 (Definitions). The defined term “Permitted Indebtedness” set forth in Section 13.1 of the Loan Agreement hereby is amended by: (i) amending and restating subsections (g) and (h) thereof to read in their entirety as follows; and (ii) adding new subsections (i) and (j) thereto to read in their entirety as follows:

“(g)Indebtedness of Borrower’s Subsidiaries incurred in connection with subsection (g) of the definition of Permitted Investments;”

“(h)other unsecured Indebtedness in an aggregate principal amount not to exceed One Million Dollars ($1,000,000) at any time;”

”(i)Indebtedness incurred under the Mezzanine Loan Documents; and”

,,(j)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (i) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.”

2.27Section 13 (Definitions). The defined term “Permitted Investments” set forth in Section 13.1 of the Loan Agreement hereby is amended by amending and restating subsections (b), (g) and (1) thereof to read in their entirety as follows:

“(b)Investments consisting of Cash Equivalents and Investments permitted by Borrower’s existing board of directors approved investment policy previously disclosed in writing to Bank, as amended or restated from time to time (provided such amendments or restatements are approved, in advance, in writing, by Bank);”

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“(g)Investments by Borrower in Subsidiaries, not to exceed (i) Nine Million Dollars ($9,000,000) during the 2019 fiscal year, (ii) Fifteen Million Dollars ($15,000,000) during the 2020 fiscal year, (iii) Twenty Million Dollars ($20,000,000) during the 2021 fiscal year, and (iv) Twenty Million Dollars ($20,000,000) during the 2022 fiscal year;”

“(1)other Investments in an amount not to exceed One Million Dollars ($1,000,000) in any fiscal year.”

2.28Section 13 (Definitions). The defined term “Permitted Liens” set forth in Section 13.1 of the Loan Agreement hereby is amended by: (i) deleting the word “and” at the end of subsection (k); (ii) amending and restating subsections (c), (d), and (1) thereof to read in its entirety as follows; and (iii) adding new subsection (m) thereto to read in its entirety as follows:

“(c)Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Million Dollars ($1,000,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”

“(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;”

“(1)Liens securing the Indebtedness incurred in connection with the Mezzanine Loan Documents subject at all times to the Lender Intercreditor Agreement; and”

“(m)Liens securing Subordinated Debt so /bjlong as such Lien is subordinated to Bank’s Lien pursuant to a subordination agreement in form and substance satisfactory to Bank.”

2.29Section 13 (Definitions). The following defined terms and their respective definitions hereby are deleted from Section 13.1 and the balance of the Loan Agreement in their entirety:

“Hyperwallet Account”, “PayPal Account”

2.30Exhibit B to the Loan Agreement hereby is replaced with Exhibit B attached hereto.

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3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The certificate of incorporation and the bylaws of Borrower delivered to Bank on the Effective Date (the “Organizational Documents”) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the Organizational Documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

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4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect (as amended by this Amendment). This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

9.Miscellaneous.

9.1This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

9.2Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

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10.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of the following, all in form and substance acceptable to Bank: (i) this Amendment by each party hereto, (ii) an Amendment to that certain Warrant to Purchase Common Stock issued by Borrower to Bank on May 23, 2018, (iii) an updated Corporate Borrowing Certificate from Borrower in the form attached hereto, (iv) an updated Perfection Certificate, and (v) the Mezzanine Loan Documents and satisfaction of all conditions precedent thereunder, and (b) Borrower’s payment of (i) an amendment fee in an amount equal to Twenty Five Thousand Dollars ($25,000), and (ii) all Bank Expenses incurred and unpaid through the date hereof, each of which may be debited from any of Borrower’s accounts at Bank.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		A PLACE FOR ROVER, INC.

By:	/s/ Soren Peterson	By:

Name:	Soren Peterson	Name:

Title:	Vice President	Title:

[Signature Page to Second Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

SILICON VALLEY BANK	A PLACE FOR ROVER, INC.

By:	By:	/s/ Tracy L Knox

Name:	Name:	Tracy L Knox

Title:	Title:	CFO

[Signature Page to Second Amendment to Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM: A PLACE FOR ROVER, INC.

The undersigned authorized officer of A PLACE FOR ROVER, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank dated as of May 23, 2018 (as amended, modified, supplemented and/or restated from time to time, the “Senior Loan Agreement”) and the Mezzanine Loan and Security Agreement among WESTRIVER INNOVATION LENDING FUND VIII, L.P., Borrower, and Bank dated as of August 5, 2019 (as amended, modified, supplemented and/or restated from time to time, the “Mezzanine Loan Agreement” and together with the Senior Loan Agreement collectively, the “Agreement”):

(1) Borrower is in complete compliance for the period ending with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except, in each case, as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes (ii) non-compliance with FAS 123R in monthly reporting and (iii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly Financial Statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
Annual operating budget and financial projections	Annual within 45 days of FYE	Yes No
KPI Metrics Report	Monthly within 30 days	Yes No
Payment Processing Accounts	Monthly within 30 days	Yes No
Board materials	Quarterly within 30 days	Yes No

Financial Covenants*	Required	Actual	Complies

Minimum Liquidity	$15,000,000	$	Yes No
Minimum Net Revenue	See Schedule 1	$	Yes No

*provided, however, the financial covenants shall be tested when and only when Borrower’s Liquidity is less than One Hundred Million Dollars ($100,000,000).

Other Matters

Have there been any material changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of        Yes         No any such amendments or changes with this Compliance Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

A PLACE FOR ROVER, INC.	BANK USE ONLY
By:	Received by:
Name:	Date:	AUTHORIZED SIGNER
Title:

Verified:
	Date:	AUTHORIZED SIGNER

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Senior Loan Agreement, the terms of the Senior Loan Agreement shall govern.

Dated:

The financial covenants shall be tested when and only when Borrower’s Liquidity is less than One Hundred Million Dollars ($100,000,000):

I.Minimum Liquidity (Section 6.7(a))

Required:$15,000,000

Actual:

A.	Unrestricted and unencumbered cash and Cash Equivalents at Bank	$
B.	Availability Amount	$
C.	Aggregate principal amount of available and undrawn Growth Capital Advances	$
D.	Aggregate principal amount of available and undrawn under the Mezzanine Loan Agreement	$
E.	Net Sitter Payables	$
F.	Liquidity (line A plus line B plus line C plus line D minus line E)	$

Is line F equal to or greater than $15,000,000?

No, not in compliance	Yes, in compliance

II.Minimum Net Revenue (Section 6.7(b))

Required: 80% of the Applicable Plan during 2019

Actual:

A.Borrower’s net Revenue measured on a trailing three (3) month basis$

Is line A equal to or greater than the required amount for the corresponding measuring period ?

No, not in compliance	Yes, in compliance

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER: A PLACE FOR ROVER, INC.	DATE: August 5, 2019
BANK: SILICON VALLEY BANK

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signatures	Authorized to Add or Remove Signatories
☐
☐
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.

Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

A PLACE FOR ROVER, INC.
By:
Name:
Title:

* * * If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                               of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:
Name:
Title:

DEFAULT WAIVER AND THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of August 6, 2020, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and A PLACE FOR ROVER, INC., a Delaware corporation (“Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 23, 2018, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 21, 2018 and that certain Second Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 5, 2019 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, (ii) refinance the amounts owing from Borrower to Bank under the Growth Capital Line (as defined in the Loan Agreement prior to the date hereof), (iii) amend the financial covenants, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.2 (Growth Capital Advances).  Section 2.1.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.1.2Intentionally Omitted.”

2.2Section 2.1.4 (Growth Capital Line B).  New Section 2.1.4 hereby is added to the Loan Agreement to read in its entirety as follows:

“2.1.4Growth Capital Line B.

(a)Availability.  Subject to the terms and conditions of this Agreement, Bank agrees to make growth capital advances to Borrower from time to time in three (3) tranches: “Tranche A”, “Tranche B” and “Tranche C”.  During the Tranche A Draw Period, Borrower may request, and Bank shall make growth capital advances to Borrower under Tranche A in an aggregate original principal amount not to exceed Five Million Dollars ($5,000,000) (the “Growth Capital Line B Tranche A Advances”).  During the Tranche B Draw Period, Borrower may request and Bank shall make growth capital advances to Borrower under Tranche B, in an aggregate original principal amount not to exceed Five Million Dollars ($5,000,000) (the “Growth Capital Line B Tranche B Advances”).  During the Tranche C Draw Period, Borrower may request and Bank shall make growth capital advances to Borrower under Tranche C in an aggregate original principal amount not to exceed Five Million Dollars ($5,000,000) (the “Growth Capital Line B Tranche C Advances” and together with the Growth Capital Line B Tranche A Advances, and the Growth Capital Line B Tranche B Advances, each a “Growth Capital Line B Advance” and collectively, the “Growth Capital Line B Advances”).  Each Growth Capital Line B Advance shall be in minimum amounts of One Million Dollars ($1,000,000), or if a lesser amount remains available under the applicable tranche, the full amount available under such tranche.  The aggregate outstanding principal amount of the Growth Capital Line B Advances shall not, at any time, exceed the Growth Capital Line B.  After repayment, no Growth Capital Line B Advance (or any portion thereof) may be reborrowed.

(b)Repayment.  The Growth Capital Line B Advances shall be “interest only” through June 30, 2021, with interest due and payable in accordance with Section 2.3(d) hereof.  Beginning on July 1, 2021 and continuing on the first day of each month thereafter, the Growth Capital Line B Advances shall be payable in (i) thirty-six (36) consecutive equal monthly installments of principal, plus (ii) monthly payments of accrued interest (each a “Growth Capital Line B Advance Payment”).  Borrower’s final Growth Capital Line B Advance Payment, due on the Growth Capital Line B Maturity Date, shall include all outstanding principal and accrued and unpaid interest on the Growth Capital Line B Advances.

(c)Prepayment.

(i)Mandatory Prepayment Upon an Acceleration.  If the Growth Capital Line B Advances are accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (a) all outstanding principal, plus accrued and unpaid interest with respect to the Growth Capital Line B Advances, and (b) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Growth Capital Line B Advances, including interest at the Default Rate with respect to any past due amounts.

(ii)Voluntary Prepayment.  Borrower shall have the option to prepay all, but not less than all, of the Growth Capital Line B Advances advanced by Bank under this Agreement, provided Borrower (a) delivers written notice to Bank of its election to prepay such Growth Capital Line B Advances at least five (5) Business Days prior to such prepayment and (b) pays, on the date of such prepayment (x) all outstanding principal, plus accrued and unpaid interest thereon and (y) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Growth Capital Line B Advances.”

2.3Section 2.3 (Payment of Interest on the Credit Extensions).  Subsections 2.3(a)(i) and 2.3(a)(ii) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

(i)Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (A) four and one half percent (4.50%), or (B) one half of one percentage point (0.50%) above the Prime Rate (the “Standard Revolving Interest Rate”), which interest shall be payable monthly in accordance with Section 2.3(d) below; provided, however, if Borrower achieves either (I) the Equity Milestone or (II) the Cash Burn Milestone, then the principal amount outstanding under the Revolving Line shall, beginning on the date that Borrower achieves either the Equity Milestone or the Cash Burn Milestone, accrue interest at a floating per annum rate equal to the greater of (y) four percent (4.00%), or (z) the Prime Rate (the “Discounted Revolving Interest Rate”), which interest shall be payable monthly in accordance with Section 2.3(d) below; provided further, however, if Borrower achieves the Cash Burn Milestone, but not the Equity Milestone, the interest rate applicable to the Advances shall revert to the Standard Revolving Interest Rate during any calendar month where Borrower’s Cash Burn (measured on a trailing six month basis) is greater than Zero Dollars ($0.00) during the immediately preceding calendar month.

(ii)Growth Capital Line B Advances.  Subject to Section 2.3(b), the principal amount outstanding for each Growth Capital Line B Advance shall accrue interest at a floating per annum rate equal to the greater of (A) five percent (5.00%) or (B) one percentage point (1.00%) above the Prime Rate (the “Standard Growth Capital Line B Interest Rate”), which interest shall be payable monthly; provided, however, if Borrower achieves either (I) the Equity Milestone or (II) the Cash Burn Milestone, then the principal amount outstanding for each Growth Capital Line B Advance shall, beginning on the date that Borrower achieves the Equity Milestone, accrue interest at a floating per annum rate equal to the greater of (y) four and one half percent (4.50%) or (z) one half of one percentage point (0.50%) above the Prime Rate (the “Discounted Growth Capital Line B Interest Rate”), which interest shall be payable monthly in accordance with Section 2.3(d) below; provided further, however, if Borrower achieves the Cash Burn Milestone, but not the Equity Milestone, the interest rate applicable to the Growth Capital Line B Advances shall revert to the Standard Growth Capital Line B Interest Rate during any calendar month where Borrower’s Cash Burn (measured on a trailing six month basis) is greater than Zero Dollars ($0.00) during the immediately preceding calendar month.”

2.4Section 2.3 (Payment of Interest on the Credit Extensions).  Section 2.3(d) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(d)Payment; Interest Computation.  Interest is payable monthly on the Payment Date of each month and shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.  In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.”

2.5Section 3.4 (Procedures for Borrowing).  Section 3.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“3.4Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance or Growth Capital Line B Advance set forth in this Agreement, to obtain an Advance or Growth Capital Line B Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance or Growth Capital Line B Advance.  Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.  Bank shall credit Advances and Growth Capital Line B Advances to the Designated Deposit Account.  Bank may make Advances and Growth Capital Line B Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances or Growth Capital Line B Advances are necessary to meet Obligations which have become due.”

2.6Section 5.9 (Tax Returns and Payments; Pension Contributions).  Section 5.9 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“5.9Tax Returns and Payments; Pension Contributions.  Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000).  Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.”

2.7Section 6.2 (Financial Statements, Reports, Certificates).  Section 6.2 of the Loan Agreement hereby is amended by (i) amending and restating subsections (b) and (l) thereof to read in their entirety as follows, and (ii) adding new subsection (m) to read in its entirety as follows:

“(b)Monthly Financial Statements.  As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);”

(l)Quarterly Cash Flow Statements.  As soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a cash flow statement in a form acceptable to Bank; and”

(m)Other Financial Information.  Other financial information reasonably requested by Bank.”

2.8Section 6.4 (Taxes; Pensions).  Section 6.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.4Taxes; Pensions.  Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for (i) deferred payment of any taxes contested or (ii) any taxes, assessments, deposits and contributions that do not, individually or in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000), in each case pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.”

2.9Section 6.6 (Operating Accounts).  Subsection 6.6(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Maintain all of Borrower’s primary operating, depository and securities/investment accounts with Bank and Bank’s Affiliates which accounts shall represent (i) at all times when there are no outstanding Advances or Growth Capital Line B Advances hereunder and no outstanding Term Loan Advances under the Mezzanine Loan Agreement, at least thirty percent (30%) of the dollar value of Borrower’s and its Subsidiaries’ accounts at all financial institutions (excluding cash ear-marked for Borrower’s and its Subsidiaries’ Pet Owner Deposits and Pet Service Provider Liabilities), and (ii) at all times when there are either (x) any outstanding Term Loan Advances (as such term is defined in the Mezzanine Loan Agreement) owing from Borrower to the Lenders under the Mezzanine Loan Agreement or (y) any outstanding Advances or Growth Capital Line B Advances owing from Borrower to Bank hereunder, at least fifty-one percent (51%) of the dollar value of Borrower’s and its Subsidiaries’ accounts at all financial institutions (excluding cash ear-marked for Borrower’s and its Subsidiaries Pet Owner Deposits and Pet Service Provider Liabilities).  In addition, any disbursements, transfers, distributions or other movements of cash out of the Borrower’s account no. XXXXXX9670 at U.S. Bank National Association must flow through Borrower’s accounts at Bank.  Borrower shall be permitted to maintain its accounts with payment processors that service Borrower’s marketplace platform, such as PayPal and Stripe (the “Payment Processing Accounts”), so long as Borrower has provided Bank prior written notice of such account(s) and the aggregate amount of cash in such accounts does not exceed the lesser of (i) Fifty Million Dollars ($50,000,000), and (ii) the maximum aggregate amount of Pet Owner Deposits and Pet Service Provider Liabilities, at any time.”

2.10Section 6.7 (Financial Covenants).  Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7Financial Covenants.  If, at any time, Borrower’s Liquidity drops below Seventy-Five Million Dollars ($75,000,000), Borrower shall, until such time as

Borrower’s Liquidity again is equal to or exceeds Seventy-Five Million Dollars ($75,000,000), maintain the following financial covenants:

(a)Maximum Cash Burn.  Borrower’s Cash Burn, tested on a monthly basis as of the last day of each calendar month, shall not exceed the following amounts set forth in the table below for the corresponding measuring periods:

Month Ending	Maximum Monthly Cash Burn
July 31, 2020	$6,000,000
August 31, 2020	$6,000,000
September 30, 2020	$5,000,000
October 31, 2020	$5,000,000
November 30, 2020	$5,000,000
December 31, 2020	$4,000,000
January 31, 2021	$4,000,000
February 28, 2021	$4,000,000
March 31, 2021	$3,000,000
April 30, 2021	$3,000,000
May 31, 2021	$3,000,000
June 30, 2021	$2,000,000
July 31, 2021	$2,000,000
August 31, 2021	$2,000,000
September 30, 2021	$1,000,000
October 31, 2021	$1,000,000
November 30, 2021	$1,000,000
December 31, 2021 and each month thereafter	$0

(b)Minimum Net Revenue Growth.  Commencing on the earlier to occur of (i) July 31, 2021, and (ii) the date on which Borrower has requested and Bank has advanced an original principal amount equal to Fifteen Million Dollars ($15,000,000) to Borrower under Growth Capital Line B, Borrower shall achieve net Revenue (measured on a trailing six (6) month basis as of the last day of each calendar month) in an amount at least equal to one hundred fifteen percent (115%) of Borrower’s net Revenue (measured on a trailing six (6) month basis as of the last day of each calendar month) during the corresponding month of the prior calendar year.”

2.11Section 8.1 (Payment Default).  Section 8.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“8.1Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or Growth Capital Line B Maturity Date.  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

2.12Section 12.1 (Termination Prior to Maturity; Survival).  Section 12.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“12.1Termination Prior to Maturity; Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied.  So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Growth Capital Line B Maturity Date or Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank.  Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.”

2.13Section 12.2 (Successors and Assigns).  Section 12.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“12.2 Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion).  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof); provided, however, (i) so long as no Event of Default has occurred hereunder, Bank shall not sell, transfer, assign or grant participations in its interest in any of the Loan Documents to a direct competitor of Borrower (as determined by Bank in its good faith business judgment) or to a vulture debt fund, (ii) if Bank sells, transfers assigns or grants a participation in all or any part of this Agreement or the other Loan Documents to a Person that is not a banking or financial institution (as determined by Bank in its good faith business judgment), Bank shall, prior to the granting of any such sale, transfer assignment or participation, obtain the prior written consent of Borrower (which consent shall not be unreasonably withheld) and (iii) so long as no Event of Default has occurred and is continuing, any partial sales, transfers or assignments or participations granted by Bank of any Advances or Growth Capital Line B Advances and any commitments to make such advances hereunder shall be in minimum increments of Five Million Dollars ($5,000,000).”

2.14Section 13 (Definitions).  The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, as follows:

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Growth Capital Line B Advance or Advance request, on behalf of Borrower.

“Cash Burn” means Net Income plus amortization and depreciation plus non-cash stock compensation minus capitalized software development expenses.

“Cash Burn Milestone” means Borrower delivers to Bank evidence, satisfactory to Bank in its good faith business judgment confirming that Borrower has achieved Cash Burn that is less than or equal to Zero Dollars ($0.00) measured on a trailing six month basis as of any date of determination.

“Credit Extension” is any Advance, Growth Capital Line B Advance or any other extension of credit by Bank under or in connection with this Agreement or the Loan Documents, for Borrower’s benefit.

“Draw Period” is the period of time from the Effective Date through June 30, 2021.

“Equity Milestone” means Bank’s receipt of evidence, satisfactory to Bank in its good faith business judgment, confirming that Borrower has received, after the Third Amendment Effective Date but on or prior to December 31, 2020, gross cash proceeds in an aggregate amount not less than Twenty Million Dollars ($20,000,000) from the sale of Borrower’s equity securities and/or convertible notes constituting Subordinated Debt to investors and on terms and conditions reasonably acceptable to Bank.

“Growth Capital Line B” is an aggregate original principal amount of up to Fifteen Million Dollars ($15,000,000) available for Growth Capital Line B Advances.

“Growth Capital Line B Advance” and “Growth Capital Line B Advances” are defined in Section 2.1.4(a).

“Growth Capital Line B Advance Payment” is defined in Section 2.1.4(b).

“Growth Capital Line B Maturity Date” is June 1, 2024.

“Growth Capital Line B Tranche A Advance” is defined in Section 2.1.4(a).

“Growth Capital Line B Tranche B Advance” is defined in Section 2.1.4(a).

“Growth Capital Line B Tranche C Advance” is defined in Section 2.1.4(a).

“Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents held at such time by Borrower in accounts at Bank and in Deposit Accounts or Securities Accounts subject to Control Agreements in favor of Bank, plus (b) the Availability Amount, plus (c) the aggregate principal amount remaining to be drawn under the Growth Capital Line B that is available to Borrower pursuant to the terms set forth herein, minus the sum of (d) Pet Owner Deposits, and (e) Pet Service Provider Liabilities; provided however, with respect to clauses (d) and (e) set forth herein, such amounts shall only be subtracted to the extent such Pet Owner Deposits and/or Pet Service Provider Liabilities are included in the calculation of the amount set forth in clause (a) of this definition.

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Payment Date” is (a) with respect to Growth Capital Line B Advances, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.

“Pet Owner Deposits” means payments received from pet owners in advance of the related services being provided, excluding the revenue portion due to the Borrower.

“Pet Service Provider Liabilities” means amounts owing to service providers in connection with performance obligations to pet owners that have been satisfied.

“Revolving Line Maturity Date” May 23, 2022.

“Third Amendment Effective Date” is August 6, 2020.

“Tranche A” is defined in Section 2.1.4(a).

“Tranche A Draw Period” is the period of time commencing on the date on which Borrower achieves the Tranche A Revenue Milestone through June 30, 2021.

“Tranche A Revenue Milestone” means, Bank’s receipt of evidence, satisfactory to Bank in its sole, but reasonable discretion, confirming that Borrower has, after the Third Amendment Effective Date, achieved Revenue (measured on a trailing three (3) month basis) equal to at least Ten Million Dollars ($10,000,000).

“Tranche B” is defined in Section 2.1.4(a).

“Tranche B Draw Period” is the period of time commencing on the date on which Borrower achieves the Tranche B Revenue Milestone through June 30, 2021.

“Tranche B Revenue Milestone” means, Bank’s receipt of evidence, satisfactory to Bank in its sole, but reasonable discretion, confirming that Borrower has, after the Third Amendment Effective Date, achieved Revenue (measured on a trailing three (3) month basis) equal to at least Fifteen Million Dollars ($15,000,000).

“Tranche C” is defined in Section 2.1.4(a).

“Tranche C Draw Period” is the period of time commencing on the date on which Borrower achieves the Tranche C Revenue Milestone through June 30, 2021.

“Tranche C Revenue Milestone” means, Bank’s receipt of evidence, satisfactory to Bank in its sole, but reasonable discretion, confirming that Borrower has, after the Third Amendment Effective Date, achieved Revenue (measured on a trailing three (3) month basis) equal to at least Twenty Million Dollars ($20,000,000).

2.15Section 13 (Definitions).  Subsection (g) of the defined term “Permitted Investments” set forth in Section 13 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(g)Investments by Borrower in Subsidiaries, not to exceed (i) Five Million Dollars ($5,000,000) in the aggregate during the period of time beginning on the Third Amendment Effective Date and terminating on December 31, 2020, and (ii) Ten Million Dollars ($10,000,000) in the aggregate during each fiscal year thereafter;”

2.16Section 13 (Definitions).  The following defined terms and their respective definitions hereby are deleted from Section 13.1 and the balance of the Loan Agreement in their entirety:

“Applicable Margin”, “Growth Capital Advance”, “Growth Capital Advances”, “Growth Capital Advance Payment”, “Growth Capital Line”, “Growth Capital Maturity Date”, “Net Sitter Payables” and “Sitter Payables”.

2.17Exhibit B to the Loan Agreement hereby is replaced with Exhibit B attached hereto.

2.18Exhibit C to the Loan Agreement hereby is replaced with Exhibit C attached hereto.

3.Limitation of Amendments.

3.1This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Waiver of Default.  Borrower acknowledges that it is currently in default of Section 8.2 of the Loan Agreement for failing to achieve the minimum net Revenue required pursuant to Section 6.7(b) of the Loan Agreement (as in effect prior to the date hereof) for the measuring periods ending on June 30, 2020 and July 31, 2020 (collectively, the “Existing Defaults”).  Bank hereby waives filing any legal action or instituting or enforcing any rights and remedies it may have against Borrower with respect to the Existing Defaults.  Bank’s waiver of Borrower’s compliance with Section 6.7(b) shall apply only with respect to Borrower’s failure to do so with respect to the Existing Defaults.  Accordingly, hereinafter, Borrower shall be in compliance with such section, as amended by this Amendment.  Bank’s agreement to waive the Existing Defaults (a) in no way shall be deemed an agreement by Bank to waive Borrower’s compliance with the above-referenced section as of all other dates, and (b) shall not limit or impair the Bank’s right to demand strict performance of such section as of all other dates.

5.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1Immediately after giving effect to this Amendment, except as disclosed in Compliance Certificates submitted by Borrower to Bank after the Second Amendment Effective Date and prior to the date hereof, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3The certificate of incorporation and the bylaws of Borrower delivered to Bank on the Third Amendment Effective Date (the “Organizational Documents”) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the Organizational Documents of Borrower;

5.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Release by Borrower.

6.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

6.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

6.5Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)The terms of this Amendment are contractual and not a mere recital.

(d)This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

(f)Notwithstanding anything contained in this Amendment, the general release set forth in this Amendment shall not extend to and the term Released Claims shall not include any obligations of the Bank to make extensions of credit after the date of this Amendment to Borrower in accordance with the terms of the Loan Agreement.

7.Prior Agreement.  The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect (as amended by this Amendment).  This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

11.Miscellaneous.

11.1This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

11.2Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

12.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of (i) this Amendment by each party hereto, and (ii) an updated Corporate Borrowing Certificate from Borrower in the form attached hereto, (b) Borrower’s payment to Bank of (i) an amendment fee in an amount equal to Twenty-Two Thousand Five Hundred Dollars ($22,500), and (ii) all Bank Expenses due and owing as of the date hereof for which Bank has invoiced Borrower on or prior to the date hereof, which may be debited from any of Borrower’s accounts at Bank, and (c) Borrower’s repayment of all Obligations due and owing to Bank in connection with the Growth Capital Advances made by Bank to Borrower prior to the date hereof including the principal amount of Fourteen Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Six Cents ($14,166,666.66) plus all accrued and unpaid interest thereon.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		A PLACE FOR ROVER, INC.

By:	/s/ Soren Peterson	By:	/s/ Tracy Knox

Name:	Soren Peterson	Name:	Tracy Knox

Title:	Vice President	Title:	Chief Financial Officer

[Signature Page to Default Waiver and Third Amendment to Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	A PLACE FOR ROVER, INC.

The undersigned authorized officer of A PLACE FOR ROVER, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank dated as of May 23, 2018 (as amended, modified, supplemented and/or restated from time to time, the “Senior Loan Agreement”) and the Mezzanine Loan and Security Agreement among WESTRIVER INNOVATION LENDING FUND VIII, L.P., Borrower, and Bank dated as of August 5, 2019 (as amended, modified, supplemented and/or restated from time to time, the “Mezzanine Loan Agreement” and together with the Senior Loan Agreement collectively, the “Agreement”):

(1) Borrower is in complete compliance for the period ending ___________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except, in each case, as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes (ii) non-compliance with FAS 123R in monthly reporting and (iii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly Financial Statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
Annual operating budget and financial projections	Annually within 45 days of FYE	Yes No
KPI Metrics Report	Monthly within 30 days	Yes No
Payment Processing Accounts	Monthly within 30 days	Yes No
Board materials	Quarterly within 30 days	Yes No
Cash Flow Statements	Quarterly within 45 days	Yes No

Financial Covenants*	Required	Actual	Complies

Maximum Cash Burn	See Schedule 1	$	Yes No
Minimum Net Revenue**	115% of	_______%	Yes No
Borrower’s net Revenue achieved during the same time period in the prior calendar year

*provided, however, the financial covenants shall be tested only when Borrower’s Liquidity is less than Seventy-Five Million Dollars ($75,000,000).

**commencing on the earlier to occur of (i) July 31, 2021 and (ii) the date on which Borrower has requested and Bank has advanced an original principal amount equal to Fifteen Million Dollars ($15,000,000) to Borrower under Growth Capital Line B.

Other Matters

Have there been any material changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of        Yes         No any such amendments or changes with this Compliance Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

A PLACE FOR ROVER, INC	BANK USE ONLY

By:	By:
AUTHORIZED SIGNER
Name:	Date:

Title:	Verified:
AUTHORIZED SIGNER

Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Senior Loan Agreement, the terms of the Senior Loan Agreement shall govern.

Dated:

The financial covenants shall be tested only if Borrower’s Liquidity (as calculated below) drops below Seventy-Five Million Dollars ($75,000,000):

Liquidity (threshold for testing financial covenants)

Actual:

A	Unrestricted cash and Cash Equivalents at Bank	$
B	Unrestricted cash and Cash Equivalents in accounts subject to a Control Agreement in favor of Bank	$
C	Availability Amount	$
D	Aggregate undrawn principal available to be drawn under Growth Capital Line B	$
E	Pet Owner Deposits	$
F	Pet Service Provider Liabilities	$
G	Liquidity (line A, plus line B, plus line C, plus line D, minus line E, minus line F)	$

Is line G less than $75,000,000?

No, not subject to financial covenants	Yes, financial covenants apply

I.Maximum Cash Burn (Section 6.7(a))

Required:See chart below

Month Ending	Maximum Monthly Cash Burn
July 31, 2020	$6,000,000
August 31, 2020	$6,000,000
September 30, 2020	$5,000,000
October 31, 2020	$5,000,000
November 30, 2020	$5,000,000
December 31, 2020	$4,000,000
January 31, 2021	$4,000,000
February 28, 2021	$4,000,000
March 31, 2021	$3,000,000
April 30, 2021	$3,000,000
May 31, 2021	$3,000,000
June 30, 2021	$2,000,000
July 31, 2021	$2,000,000
August 31, 2021	$2,000,000
September 30, 2021	$1,000,000
October 31, 2021	$1,000,000
November 30, 2021	$1,000,000
December 31, 2021 and each month thereafter	$0

Actual:

A. Net Income of Borrower	$
B. Amortization of Borrower	$
C Depreciation of Borrower	$
D Non-Cash Stock Compensation	$
E. Capitalized Software Development Costs	$
F. Cash Burn (line A minus line B plus line C, plus line D, minus line E)	$

Is line F less than or equal to the required amount for the corresponding measuring period set forth in the chart above?

No, not in compliance	Yes, in compliance

[Continued on the following page]

II.Minimum Net Revenue Growth (Section 6.7(b))

Required: 115% of Borrower’s net Revenue (measured on a trailing 6 month basis) for the corresponding month of the prior fiscal year

Actual:

A. Borrower’s net Revenue measured on a trailing 6 month basis	$
B. Borrower’s net revenue for the corresponding month of the prior fiscal year (measured in trailing 6 month basis)	$

Is line A equal to or greater than 115% of Line B?

No, not in compliance	Yes, in compliance

EXHIBIT C – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME

Fax To:	Date:___________

LOAN PAYMENT:
A PLACE FOR ROVER, INC.

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)

Principal $		and/or Interest $

Authorized Signature:		Phone Number:
Print Name/Title:

LOAN ADVANCE:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
From Account #	To Account #
(Loan Account #)		(Deposit Account #)
Amount of Advance/Growth Capital Line B Advance $________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for a Growth Capital Line B Advance or Advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST: Complete only if all or a portion of funds from the loan advance above is to be wired. Deadline for same day processing is noon, Pacific Time
Beneficiary Name:	Amount of Wire: $#
Beneficiary Bank:	Account Number:
City and State:
Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)
Intermediary Bank:	Transit (ABA) #:
For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone:	Telephone #:

CORPORATE BORROWING CERTIFICATE

Borrower:	A PLACE FOR ROVER, INC.	DATE: August 6, 2020
Bank:	SILICON VALLEY BANK

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower.  My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.

3.Attached hereto is a true, correct and complete copy of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above.  Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remains in full force and effect as of the date hereof.

4.Attached hereto is a true, correct and complete copy of Borrower’s By-Laws (including amendments).  Such By-Laws have not been amended, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

5.The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Tracy Knox	Chief Financial Officer		☐
☐
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Ban

Execute Loan Documents.  Execute any loan documents Bank requires.

Grant Security.  Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit.  Apply for letters of credit from Bank.

Enter Derivative Transactions.  Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

6.The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

A PLACE FOR ROVER, INC.

By:

Name:	John Lapham

Title:	General Counsel & Secretary

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of March 19, 2021, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and A PLACE FOR ROVER, INC., a Delaware corporation (“Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 23, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, including, without limitation, by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 21, 2018, that certain Second Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 5, 2019, and that certain Default Waiver and Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 6, 2020, collectively, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) revise the financial covenants, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 6.7 (Financial Covenants).  Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7Financial Covenants.  If, at any time, Borrower’s Liquidity drops below Sixty-Five Million Dollars ($65,000,000), Borrower shall, until such time as Borrower’s Liquidity again is equal to or exceeds Sixty-Five Million Dollars ($65,000,000), maintain the following financial covenants:

(a)Maximum Cash Burn.  Borrower’s Cash Burn, tested on a monthly basis as of the last day of each calendar month, shall not exceed (i.e., loss not worse than) the following amounts set forth in the table below for the corresponding measuring periods:

Month Ending	Maximum Monthly Cash Burn
July 31, 2020	($6,000,000)
August 31, 2020	($6,000,000)
September 30, 2020	($5,000,000)
October 31, 2020	($5,000,000)
November 30, 2020	($5,000,000)
December 31, 2020	($4,000,000)
January 31, 2021	($4,000,000)
February 28, 2021	($4,000,000)
March 31, 2021	($3,000,000)
April 30, 2021	($3,000,000)
May 31, 2021	($3,000,000)
June 30, 2021	($2,000,000)
July 31, 2021	($2,000,000)
August 31, 2021	($2,000,000)
September 30, 2021	($1,000,000)
October 31, 2021	($1,000,000)
November 30, 2021	($1,000,000)
December 31, 2021 and each month thereafter	$0

(b)Minimum Net Revenue Growth.  Commencing on the earlier to occur of (i) July 31, 2021, and (ii) the date on which Borrower has requested and Bank has advanced an original principal amount equal to Fifteen Million Dollars ($15,000,000) to

2

Borrower under Growth Capital Line B, Borrower shall achieve net Revenue (measured on a trailing six (6) month basis as of the last day of each calendar month) in an amount at least equal to one hundred fifteen percent (115%) of Borrower’s net Revenue (measured on a trailing six (6) month basis as of the last day of each calendar month) during the corresponding month of the prior calendar year.”

2.2Exhibit B (Compliance Certificate) to the Loan Agreement hereby is replaced with Exhibit B (Compliance Certificate) attached hereto.

3.Limitation of Amendments.

3.1This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment, except as disclosed in Compliance Certificates submitted by Borrower to Bank after the Second Amendment Effective Date and prior to the date hereof, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The certificate of incorporation and the bylaws of Borrower delivered to Bank on the Third Amendment Effective Date (the “Organizational Documents”) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

3

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the Organizational Documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Prior Agreement.  The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect (as amended by this Amendment).  This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

9.Miscellaneous.

9.1This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

4

9.2Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

10.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of all Bank Expenses due and owing as of the date hereof for which Bank has invoiced Borrower on or prior to the date hereof, which may be debited from any of Borrower’s accounts at Bank.

[Balance of Page Intentionally Left Blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		A PLACE FOR ROVER, INC.

By:	/s/Mario De Luca	By:	/s/Tracy Knox

Name:	Mario De Luca	Name:	Tracy Knox

Title:	Director	Title:	Chief Financial Officer

[Signature Page to Fourth Amendment to Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM: A PLACE FOR ROVER, INC.

The undersigned authorized officer of A PLACE FOR ROVER, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank dated as of May 23, 2018 (as amended, modified, supplemented and/or restated from time to time, the “Senior Loan Agreement”) and the Mezzanine Loan and Security Agreement among WESTRIVER INNOVATION LENDING FUND VIII, L.P., Borrower, and Bank dated as of August 5, 2019 (as amended, modified, supplemented and/or restated from time to time, the “Mezzanine Loan Agreement” and together with the Senior Loan Agreement collectively, the “Agreement”):

(1) Borrower is in complete compliance for the period ending _____________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except, in each case, as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes (ii) non-compliance with FAS 123R in monthly reporting and (iii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly Financial Statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
Annual operating budget and financial projections	Annually within 45 days of FYE	Yes No
KPI Metrics Report	Monthly within 30 days	Yes No
Payment Processing Accounts	Monthly within 30 days	Yes No
Board materials	Quarterly within 30 days	Yes No
Cash Flow Statements	Quarterly within 45 days	Yes No

Financial Covenants*	Required	Actual	Complies

Maximum Cash Burn	See Schedule 1	$_______	Yes No
Minimum Net Revenue**	115% of	_______%	Yes No
Borrower’s net Revenue achieved during the same time period in the prior calendar year

*provided, however, the financial covenants shall be tested only when Borrower’s Liquidity is less than Sixty-Five Million Dollars ($65,000,000).

**commencing on the earlier to occur of (i) July 31, 2021 and (ii) the date on which Borrower has requested and Bank has advanced an original principal amount equal to Fifteen Million Dollars ($15,000,000) to Borrower under Growth Capital Line B.

Other Matters

Have there been any material changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of        Yes         No any such amendments or changes with this Compliance Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

A PLACE FOR ROVER, INC.	BANK USE ONLY

By:	Received by:
AUTHORIZED SIGNER
Name:	Date:

Title:	Verified:
AUTHORIZED SIGNER

Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Senior Loan Agreement, the terms of the Senior Loan Agreement shall govern.

Dated:

The financial covenants shall be tested only if Borrower’s Liquidity (as calculated below) drops below Sixty-Five Million Dollars ($65,000,000):

Liquidity (threshold for testing financial covenants)

Actual:

A. Unrestricted cash and Cash Equivalents at Bank	$
B. Unrestricted cash and Cash Equivalents in accounts subject to a Control Agreement in favor of Bank	$
C. Availability Amount	$
D. Aggregate undrawn principal available to be drawn under Growth Capital Line B	$
E. Pet Owner Deposits	$
F. Pet Service Provider Liabilities	$
G. Liquidity (line A, plus line B, plus line C, plus line D, minus line E, minus line F)	$

Is line G less than $65,000,000?

No, not subject to financial covenants	Yes, financial covenants apply

I.Maximum Cash Burn (Section 6.7(a))

Required:See chart below

Month Ending	Maximum Monthly Cash Burn
July 31, 2020	($6,000,000)
August 31, 2020	($6,000,000)
September 30, 2020	($5,000,000)
October 31, 2020	($5,000,000)
November 30, 2020	($5,000,000)
December 31, 2020	($4,000,000)
January 31, 2021	($4,000,000)
February 28, 2021	($4,000,000)
March 31, 2021	($3,000,000)
April 30, 2021	($3,000,000)
May 31, 2021	($3,000,000)
June 30, 2021	($2,000,000)
July 31, 2021	($2,000,000)
August 31, 2021	($2,000,000)
September 30, 2021	($1,000,000)
October 31, 2021	($1,000,000)
November 30, 2021	($1,000,000)
December 31, 2021 and each month thereafter	$0

Actual:

A. Net Income of Borrower	$
B. Amortization of Borrower	$
C. Depreciation of Borrower	$
D. Non-Cash Stock Compensation	$
E. Capitalized Software Development Costs	$
F. Cash Burn (line A minus line B plus line C, plus line D, minus line E)	$

Is line F less than or equal to (i.e., loss not worse than) the required amount for the corresponding measuring period set forth in the chart above?

No, not in compliance	Yes, in compliance

[Continued on the following page]

II.Minimum Net Revenue Growth (Section 6.7(b))

Required: 115% of Borrower’s net Revenue (measured on a trailing 6 month basis) for the corresponding month of the prior fiscal year

Actual:

A. Borrower’s net Revenue measured on a trailing 6 month basis	$
B. Borrower’s net Revenue for the corresponding month of the prior fiscal year (measured on trailing 6 month basis)	$

Is line A equal to or greater than 115% of Line B?

No, not in compliance	Yes, in compliance